                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Investors Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                INVESTORSBANCORP











                                  April 5, 2002

Dear Shareholder:

              On behalf of the board of directors and management of InvestorsBancorp, Inc., we cordially invite you to attend the annual meeting of shareholders to be held at 4:00 p.m. on Thursday, May 16, 2002, at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. A copy of our Form 10-KSB is also included as a part of this booklet. At the meeting we shall report on our operations and the outlook for the year ahead.

              Your board of directors has nominated two persons to serve as Class II directors. Both of the nominees are incumbent directors. The board of directors has also selected and recommends that you ratify the appointment of Virchow, Krause & Company, LLP to continue as our independent public accountants for the year ending December 31, 2002.

              We recommend that you vote your shares for the director nominees and in favor of the proposal.

              We encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

              We look forward with pleasure to seeing and visiting with you at the meeting.

                                  Very truly yours,

                                  INVESTORSBANCORP, INC.



                                  George R. Schonath
                                  President and Chief Executive Officer




              W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160
                    Phone (262) 523-1000, Fax (262) 523-4193

                                INVESTORSBANCORP





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2002

TO THE HOLDERS OF COMMON STOCK OF INVESTORSBANCORP, INC.

              Notice is hereby given that the annual meeting of shareholders of InvestorsBancorp, Inc., will be held at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin, on Thursday, May 16, 2002 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

              1. the election of two Class II directors for a term of three years,

              2. the ratification of the appointment of Virchow, Krause & Company, LLP as our auditors for the year ending December 31, 2002, and

              3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

              The board of directors is not aware of any other business to come before the meeting. Shareholders of record at the close of business on March 20, 2002, are the shareholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us time for further solicitation of proxies.

                                  By Order of the Board of Directors



                                  George R. Schonath
                                  President and Chief Executive Officer
Pewaukee, Wisconsin
April 5, 2002


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.





              W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160
                    Phone (262) 523-1000, Fax (262) 523-4193

                                INVESTORSBANCORP





                              W239 N1700 Busse Road
                         Waukesha, Wisconsin 53188-1160

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2002

              This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of InvestorsBancorp, of proxies to be used at the meeting which will be held at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin on Thursday, May 16, 2002 at 4:00 p.m., and all adjournments or postponements of the meeting. The proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of common stock, par value $.01 per share, on or about April 5, 2002. Certain of the information in the proxy statement relates to InvestorsBank, a Wisconsin chartered bank located in Pewaukee, Wisconsin, our wholly owned subsidiary.

VOTING RIGHTS AND PROXY INFORMATION

              All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this proxy statement. A majority of the shares of the common stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

              Only holders of record of our common stock at the close of business on March 20, 2002, will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 20, 2002, we had 940,000 shares of common stock outstanding and 620 holders of record. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute shareholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the election of directors or any proposal.

              We do not know of any matters, other than described in the notice of meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

              We would like to have all shareholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:


         - duly executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of the proxy,

         - filing with our corporate secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or

         - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

Any written notice revoking a proxy should be delivered to Ms. Susan Hauke, Secretary, W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160.

                              ELECTION OF DIRECTORS

              The annual meeting will be held on Thursday, May 16, 2002, and the shareholders will be entitled to elect two Class II directors for a term expiring in 2005. The directors are divided into three classes having staggered terms of three years. The nominees for election as Class II directors are incumbent directors. We have no knowledge that the nominees will refuse or be unable to serve, but if they become unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. If elected at the annual meeting, the nominees will serve as Class II directors for three year terms expiring in 2005. The board of directors recommends that shareholders vote FOR the nominees.



                                    NOMINEES

                                                                                       DIRECTOR OF
                                    PRESENT POSITION                                INVESTORSBANCORP
NAME AND AGE                INVESTORSBANCORP AND INVESTORSBANK                      AND INVESTORSBANK
------------                ----------------------------------                      -----------------
CLASS II
(Term Expires 2005)

Donald L. Menefee           Director of InvestorsBancorp and InvestorsBank          1999
(Age 60)

Terry L. Mather             Director of InvestorsBancorp and InvestorsBank          1997
(Age 59)

                                       CONTINUING DIRECTORS

CLASS III
(Term Expires 2003)

Donald E. Sydow             Director of InvestorsBancorp and InvestorsBank          1997
(Age 66)

CLASS I
(Term Expires 2004)

George R. Schonath          Director, President and Chief Executive Officer         1997
(Age 61)                    of InvestorsBancorp and InvestorsBank

Jon McGlocklin              Director of InvestorsBancorp and InvestorsBank          1997
(Age 58)

              All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between InvestorsBancorp and any other person pursuant to which any of our directors have been selected for their respective positions.

BIOGRAPHICAL DATA

              The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

              TERRY L. MATHER has been a partner of Critical Solutions, Inc., a business consulting firm headquartered in Milwaukee, Wisconsin, since 1992.

              JON MCGLOCKLIN has been the president of Healy Manufacturing, Inc., Menomonee Falls, Wisconsin, since 1997, and an announcer for the Milwaukee Bucks since 1976. He was also a senior vice president of InvestorsBancorp and InvestorsBank from their establishment in 1997 until February, 2001. In July, 1997, Mr. McGlocklin was appointed senior vice president of Bando McGlocklin Capital Corporation. Until July, 1997, he served as a director (since 1980) and president (since 1991) of Bando McGlocklin Capital Corporation.

              DONALD L. MENEFEE has been the president and chief executive officer of Silent Partners, a management consulting firm based in Door County, Wisconsin, since he founded the company in 1996. He has 32 years of banking experience focused on marketing and strategic planning for banks in Illinois, Wisconsin and Arizona. From 1994 to 1996, Mr. Menefee served in various capacities with Johnson International, Inc., Racine, Wisconsin, including director of corporate marketing and president of private banking, as well as president and chairman of both Biltmore Investors Bancorp, Phoenix, Arizona, and Johnson Asset Management Company, Milwaukee, Wisconsin.

              GEORGE R. SCHONATH has been the president and chief executive officer of InvestorsBancorp and InvestorsBank since they were established in 1997. In July, 1997, Mr. Schonath was appointed president of Bando McGlocklin Capital Corporation and also currently serves as its chief executive officer (since 1983). Until July, 1997, he served as a director (since 1980) and chairman of the board (since 1983) of Bando McGlocklin Capital Corporation.

              DONALD E. SYDOW has been the president of Oconomowoc Manufacturing Corp., a ball-bearing manufacturer located in Oconomowoc, Wisconsin, since 1982.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

              During 2001, the board of directors of InvestorsBancorp and InvestorsBank each held four meetings. No director attended fewer than 75% of the total number of meetings of the board of directors of InvestorsBancorp or InvestorsBank held during 2001. InvestorsBancorp's board of directors has appointed an audit and finance committee and a compensation committee.

              The audit committee consists of Messrs. Mather, Menefee and Sydow. The audit committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also recommends to the board the accounting firm to perform InvestorsBancorp's and InvestorsBank's annual audit and acts as the liaison between the auditors and the board. The committee also is responsible for reviewing, approving and recommending to the board financial policies and strategies of InvestorsBank and significant expenditures proposed to be made by InvestorsBancorp or InvestorsBank. A copy of the committee's charter was attached to last year's proxy statement. During 2001, the audit committee met to discuss the audited financial statements for the year ended December 31, 2000.

                  The compensation committee consists of Messrs. Mather, Menefee and Sydow. The compensation committee meets to review the performance, salary and other compensation of the chief executive officer and officers of InvestorsBancorp and makes recommendations to the board with respect to stock options and other incentive awards. During 2001, the compensation committee did not meet.

COMPENSATION OF DIRECTORS

              Directors of InvestorsBancorp, who are not also officers, received an annual fee of $10,000 for 2001 as well as $1,000 for each board or committee meeting attended. Directors who are also officers of InvestorsBancorp do not receive additional compensation for their service as directors of InvestorsBancorp.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2002, by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table below, and by all directors and executive officers of InvestorsBancorp as a group.


 NAME OF INDIVIDUAL AND                       AMOUNT AND NATURE OF                  PERCENT
NUMBER OF PERSONS IN GROUP                   BENEFICIAL OWNERSHIP (1)               OF CLASS
--------------------------                   ------------------------               --------
DIRECTORS AND 5% SHAREHOLDERS

Terry L. Mather                                        -                               -

Jon McGlocklin                                         -                               -

Donald L. Menefee                                      325                             *

George R. Schonath                                 492,775 (2)                       46.5%

Donald E. Sydow                                      4,201                             *


ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (9 PERSONS)                    506,146 (3)                       47.6%



 *   Less than one percent (1%).

(1) Information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Pursuant to the rules and regulations of the Securities and Exchange Commission and the Securities Exchange Act of 1934, as amended, share amounts include shares obtainable through the exercise of stock options or warrants within 60 days of the date of the information contained in this table.

(2) Includes 105,000 shares obtainable through the exercise of warrants, over which shares Mr. Schonath has no voting and sole investment power, 1,206 shares over which Mr. Schonath shares voting and investment power with his spouse and 35,700 shares held by Lake Country Investments, LLC, a limited liability company, over which Mr. Schonath has shared voting and investment power. Excludes 108,894 shares held in irrevocable trusts for the benefit of his daughters, 1,982 shares held directly by his daughters, and 4,716 shares held for other employees by our 401(K) plan, for which Mr. Schonath is the trustee and may be deemed to have shared voting power.

(3) Includes 122,565 shares obtainable through the exercise of options or warrants. Excludes shares held for other employees by our 401(K) plan, for which Mr. Schonath is a trustee and may be deemed to have shared voting power.

              Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely upon our review of these forms and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for the 2001, we are not aware that any of our directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2001.

                             EXECUTIVE COMPENSATION

              The following table sets forth information concerning the compensation paid or granted by InvestorsBancorp or InvestorsBank to our chief executive officer for the last three years. No other executive officer's aggregate salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation        Long-Term Compensation Awards
                                    ------------------------------------   -----------------------------
       (a)                   (b)     (c)         (d)            (e)            (f)            (g)              (h)
                                                                                           Securities          All
                                                            Other Annual    Restricted     Underlying         Other
                                    Salary      Bonus       Compensation       Stock        Option/         Compensation
Name and Position           Year      ($)        ($)            ($)          Award ($)      SARs(#)            ($)
-----------------           ----    ------      -----       ------------     ---------      -------         -----------
George R. Schonath,         2001    $200,000    $ 60,741    $    --          $   --            --            67,754 (2)
president and chief         2000     154,000     115,208         --              --            --            48,083 (2)
executive officer (1)       1999     140,000       6,083         --              --            --            46,599 (2)


(1) Amounts paid are net of the amount reimbursed by The Middleton Doll Company (formally Bando McGlocklin Capital Corporation) pursuant to the Management Services and Allocation of Expenses Agreement. Under this Agreement, 52.38% of Mr. Schonath's 2001 salary, 58.82% of his 2000 salary and 56.25% of his 1999 salary was paid by The Middleton Doll Company. Also included are amounts deferred under our 401(k) plan.
(2) Represents InvestorsBank's contribution for supplemental retirement benefits and contributions to our 401(k) plan.

STOCK OPTIONS

                  George R. Schonath was granted 4,150 stock options at an option price of $6.75 during 2000, 4,400 stock options at an option price of $7.00 in January, 2001 and 5,940 stock options at an option price of $10.10 in January, 2002. The following table sets forth certain information concerning stock options held by Mr. Schonath at December 31, 2001. He did not exercise any stock options in 2001.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES


                        Shares                     Number of Securities                 Value of Unexercised
                      Acquired on      Value      Underlying Unexercised                In-the-Money Options/
                      Exercise        Realized   Options/SARs at Year-End (#)            SARs at Year-End ($)
Name                     (#)            ($)      Exercisable   Unexercisable        Exercisable      Unexercisable
----                  ----------      --------   -----------   -------------        -----------      -------------
George R. Schonath        --           $ --         8,550         8,550             $ 27,542.50       $  27,542.50


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              During 2001, the full board of directors considered and approved the compensation packages of the employees of InvestorsBancorp and InvestorsBank. Except for Messrs. McGlocklin and Schonath, none of the directors was an officer or employee during 2001, or a former officer or employee of InvestorsBancorp or its subsidiaries. Messrs. McGlocklin and Schonath do not participate in decisions regarding their respective compensation. Messrs. McGlocklin and Schonath were directors and officers of The Middleton Doll Company prior to the distribution by The Middleton Doll Company and its shareholders of all of its shares of InvestorsBancorp.

                          TRANSACTIONS WITH MANAGEMENT

              Directors and officers of InvestorsBancorp and InvestorsBank, and their associates, were customers of and had transactions with us during 2001. InvestorsBank and The Middleton Doll Company also purchase loan participations from each other from time to time and, pursuant to a management services and allocation of expenses agreement, InvestorsBank performs certain loan servicing and administration services to The Middleton Doll Company. Additional transactions may be expected to take place in the future.

              All outstanding loans, commitments to make loans, transactions in repurchase agreements and certificates of deposit and depository and loan participation and servicing relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. InvestorsBank received an aggregate of $991,511 in loan servicing and administration fees from The Middleton Doll Company in 2001. InvestorsBancorp and InvestorsBank also lease space for their main offices from The Middleton Doll Company. The annual rent under the lease, including real estate taxes, utilities and furnishings, is approximately $114,000, which represents a pro rata share of The Middleton Doll Company's occupancy expense. InvestorsBancorp believes the terms of the lease with The Middleton Doll Company are on substantially the same terms and conditions as could be obtained from unrelated third parties.

              During 2000, we borrowed $2,500,000 from The Middleton Doll Company pursuant to an unsecured subordinated note maturing on April 30, 2010. During 2001, we borrowed an additional $500,000 from the Schonath Family Partnership pursuant to an unsecured subordinated note maturing on May 1, 2011. Both loans bear interest at the prime rate plus two percent. We believe the loan terms on these notes are substantially the same terms and conditions as could be obtained from unrelated third parties.

                             AUDIT COMMITTEE REPORT

                  The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by InvestorsBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

                  The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-KSB. The committee is comprised solely of independent directors.

                  The audit committee has reviewed and discussed our audited financial statements for 2001 with our management and Virchow, Krause & Company, LLP, our independent auditors. The committee has also discussed with Virchow Krause the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Virchow Krause required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Virchow Krause, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-KSB for 2001 for filing with the Securities and Exchange Commission.

                                 Terry L. Mather
                                 Donald L. Menefee
                                 Donald E. Sydow


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              The board of directors has appointed Virchow, Krause & Company, LLP, independent accountants, to continue to be our auditors for the year ending December 31, 2002, and recommends that the shareholders ratify the appointment. A representative of Virchow Krause is expected to attend the annual meeting and be available to respond to appropriate questions and make a statement if he or she so desires. If the appointment is not ratified, the matter of the appointment of auditors will be considered by our board of directors.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF VIRCHOW, KRAUSE & COMPANY, LLP.

AUDIT FEES

              Our independent auditor during 2001 was Virchow, Krause & Company, LLP. The aggregate fees and expenses billed by Virchow Krause in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001 and for the required review of our financial information included in our Form 10-QSB filings for the year 2001 was $35,150.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

              There were no fees incurred for these services for the year 2001.

ALL OTHER FEES

              The fees and expenses billed by Virchow Krause for regulatory compliance consulting and testing rendered to us for 2001 were $10,500. In addition, the fees and expenses billed by Virchow Krause for tax consulting services rendered to us for 2001 were $4,500.

              The audit committee, after consideration of the matter, does not believe that the rendering of these services by Virchow Krause to be incompatible with maintaining its independence as our principal auditor.

                              SHAREHOLDER PROPOSALS

              Any proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders must be received by our corporate secretary at our principal executive offices at W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160, on or before December 6, 2002, to be considered for inclusion in the proxy statement and proxy relating to such meeting. In order to be presented at the 2003 annual meeting of shareholders, proposals must also comply with Article II, Section 2.15, of our by-laws.

                                  OTHER MATTERS

              The board of directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

              We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and regular employees of InvestorsBancorp or InvestorsBank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  George R. Schonath
                                  President and Chief Executive Officer

Pewaukee, Wisconsin
April 5, 2002

PROXY                                                                      PROXY
                             INVESTORSBANCORP, INC.
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 2002

     The undersigned hereby appoints George R. Schonath and Susan J. Hauke, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of InvestorsBancorp, Inc. to be held at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin, on Thursday, May 16, 2002, at 4:00 p.m. local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated below, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

     THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
                                                ---


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.







           /\ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED /\


                   INVESTORSBANCORP, INC. 2002 ANNUAL MEETING
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

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1. ELECTION OF TWO CLASS II DIRECTORS:  1 - Donald L. Menefee       [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY
                                        2 - Terry L. Mather             listed to the left (except       to vote for all nominees
                                                                        as specified below).             listed to the left.

(Instructions: To withhold authority to vote for any indicated      [                                                           ]
nominee, write the number(s) of nominee(s) in the box provided to the right.)

2. To ratify the selection of Virchoix, Krause & Company, LLP as
independent auditors for the Company in 2002.                       [ ]  FOR        [ ]  AGAINST     [ ] ABSTAIN


Check appropriate box                        Date ______________
indicate changes below:
Address Change?          [ ]   Name Change?   [ ]

                                                  [ ]  PLEASE CHECK THE BOX
                                                       IF YOU PLAN TO ATTEND
                                                       THE MEETING.             [                                              ]
                                                                                  SIGNATURE(S) IN BOX

                                                                                  Please sign exactly as your name(s)
                                                                                  appear. For joint accounts, each owner
                                                                                  should sign. When signing as executor,
                                                                                  administrator, attorney, trustee or
                                                                                  guardian etc., please give your full title.

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